World Funds Trust 485BPOS

Exhibit 99(e)(4)

FIRST Amendment to the

Distribution Agreement

THIS AMENDMENT dated December 1, 2021 to the novated DISTRIBUTION AGREEMENT ("Agreement") dated September 30, 2021, is by and between FORESIDE FUND SERVICES, LLC (the "Distributor") and WORID FUNDS TRUST ("Fund Company"),on behalf of the Funds listed in Exhibit A.

RECITALS

WHEREAS, the parties have previously entered into the Agreement; and

WHEREAS, Section 18 of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the parties;

WHEREAS, the parties desire to add two new series of the Trust to the Agreement;

NOW, THEREFORE, the parties agree as follows:

1.        Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto to reflect the addition of nineteen Funds.

2.        Except as expressly amended hereby, all the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set furth herein.

3.        This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Distribution Agreement to be executed as of the date and year first written above.

FORESIDE FUND SERVICES, LLC		WORLD FUNDS TRUST

By:		By:
	Mark Fairbanks, Vice President	David Bogaert, President

DISTRIBUTION AGREEMENT

EXIITBIT A

Fund Names

Philotimo Focused Growth and Income Fund

Applied Finance Core Fund

Applied Finance Explorer Fund

Applied Finance Select Fund

Clifford Capital Partners Fund

Clifford Capital Focused Small Cap Value Fund

Cboe Vest S&P 500® Buffer Strategy Fund

Cboe Vest S&P 500® Enhanced Growth Strategy Fund

Cboe Vest S&P 500® Dividend Aristocrats Target Income Fund

Cboe Vest Bitcoin Managed Volatility Fund

OTG Latin American Fund

Perkins Discovery Fund

REMS Value-Opportunity Real Estate Fund

SIM U.S. Managed Accumulation Fund

SIM Global Managed Accumulation Fund

SIM Income Fund

Rule One Fund

Curasset Capital Management Core Bond Fund

Curasset Capital Management Limited Term Bond Fund

Union Street Partners Value Fund